UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2019

Zenergy Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55771	20-8881686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Granite Parkway, Suite #200, Plano, Texas 75024

(Address of principal executive offices)

469-228-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On August 25, 2019, Alex Rodriguez, the then President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors of Zenergy Brands, Inc. (the “Company”, “we” and “us”), provided notice of his resignation from all officer and director positions with the Company effective on August 25, 2019. The resignation was not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)

Effective on August 30, 2019, the Board of Directors (consisting of Joshua Campbell and Ryan Samuel, who was appointed to the Board of Directors effective on the same date as discussed below), appointed Joshua Campbell as the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company to fill the vacancies left by Mr. Rodriguez’s resignation.

Mr. Campbell is not party of any material plan, contract or arrangement (whether or not written) with the Company.

Mr. Campbell is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Campbell’s biographical information is included in the Definitive Information on Schedule 14C filed by the Company with the Securities and Exchange Commission on May 14, 2019, and incorporated herein by reference.

(c)

Effective on August 30, 2019, Mr. Campbell, as the then sole director of the Company, through the power provided to Mr. Campbell by the Bylaws of the Company, as amended, appointed Ryan Samuel as a member of the Board of Directors, to fill the vacancy left by Mr. Rodriguez’s resignation. The Company does not have any committees of the Board of Directors.

Mr. Samuel is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings pursuant to which Mr. Samuel was selected to serve as a director of the Company.

Mr. Samuel is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Samuel or Mr. Campbell.

Mr. Samuel’s biographical information is discussed below:

Ryan Samuel, age 42

Mr. Samuel has served as Vice President of Operations (a non-executive position) of the Company since June 2016. Since June 2016, Mr. Samuel has also served as Vice President of Operations of North American Utility Partners, a full services energy adviser and a nationwide broker of electricity and natural gas services. From January 2015 to June 2016, Mr. Samuel served as the Regional Vice President of Incite Energy, LLC (formerly River Oaks Energy), an energy brokerage and consulting service firm. Prior to that, from February 2014 to December 2014, Mr. Samuel served as the Director of Sales for E-Services, Inc., an energy advisory service company. From February 2005 to May 2013, Mr. Samuel served as Channel Sales Manager for Cirro Energy, a retail electric provider serving the Electric Reliability Council of Texas market. Mr. Samuel is an energy management and sustainability consultant with over 20 years of experience working with businesses as an independent, unbiased, and transparent client advocate. Mr. Samuel’s career is characterized by accomplishments in sales and operations management, commodity procurement, energy conservation, as well as energy load and demand-side management experience. Mr. Samuel has a Bachelor of Arts degree in Business/Corporate Communications from Southeastern Oklahoma State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zenergy Brands, Inc.

By:	/s/ Joshua Campbell
Name:	Joshua Campbell
Title:	Chief Executive Officer

Date: August 30, 2019